SP FUNDS TRUST 485BPOS

Exhibit j

We consent to the references to our firm in the Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A of SP Funds 2030 Target Date Fund, SP Funds 2040 Target Date Fund and SP Funds 2050 Target Date Fund, each a series of SP Funds Trust

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 31, 2024